UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

TETRIDYN SOLUTIONS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY INFORMATION STATEMENT SUBJECT TO COMPLETION DATED JANUARY 31, 2017

TETRIDYN SOLUTIONS, INC.

800 South Queen Street, Lancaster, Pennsylvania, 17603

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

TO THE STOCKHOLDERS OF TETRIDYN SOLUTIONS, INC.:

NOTICE IS HEREBY GIVEN that, on January 10, 2017, the holders of more than a majority of the outstanding common stock of TetriDyn Solutions, Inc., a Nevada corporation (“TETRIDYN SOLUTIONS,” the “Company,” “we” or “us”), approved the following actions without a meeting of stockholders in accordance with the Nevada Revised Statutes:

•	An amendment to our Articles of Incorporation, as amended, to effect a change in the Company’s name from TetriDyn Solutions, Inc. to Eco Development Co.; and
•	An amendment to our Articles of Incorporation, as amended, to effect an increase in our authorized shares of common stock from 400,000 to 20,000,000.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date the definitive Information Statement has been mailed to our stockholders. This Information Statement is first mailed to you on or about February___, 2017. We anticipate that the actions contemplated herein will be effected on or about the close of business on ________ ___, 2017.

The accompanying Information Statement is being provided to you for informational purposes only to comply with requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and constitutes the notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders required by the Company’s Bylaws. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the authorized share increase and/or name change since no meeting of the Company’s stockholders will be held or proxies or consents solicited from the Company’s stockholders in connection with these matters because the requisite approval of the authorized share increase has been secured by means of the written consent of the holders of a majority of the outstanding shares of common stock of the Company.

This Information Statement is first being sent on or about February___, 2017, to the Company’s stockholders.

We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons.

By Order of the Board of Directors,

/s/ Jeremy P. Feakins

Jeremy P. Feakins
Chairman of the Board, Chief Executive Officer and Chief Financial Officer

February ___, 2017

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This Information Statement Is Being Provided to You

By the Board of Directors of the Company.

Information Statement pursuant to Section 14c of the Securities Exchange

Act of 1934 and Rule 14c-1 et seq and Notice of Actions

Taken by Written Consent of the Stockholders

TETRIDYN SOLUTIONS, INC.

800 South Queen Street, Lancaster, Pennsylvania, 17603

INFORMATION STATEMENT

February ___, 2017

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

INTRODUCTION

This information statement on Schedule 14C (this “Information Statement”) is first being sent on or about February___, 2017 to the holders of record as of the close of business on January 10, 2017 (the “Record Date”), of shares of common stock, $0.001 par value per share (the “Common Stock”), of TetriDyn Solutions, Inc., a Nevada corporation (“TetriDyn Solutions,” “the Company,” “we” or “us”).

This Information Statement is to notify such stockholders that, on January 10, 2017, we received the approval, via a written consent in lieu of a meeting of stockholders, of the holders of a majority of our outstanding Common Stock (the “Consenting Stockholders”), representing approximately 56.16% of the outstanding shares of our Common Stock, approving the following:

(1)	an Amendment to our Articles of Incorporation, as amended, to change our corporate name to “Eco Development Co.” (the “Name Change”); and

(2)	an Amendment to our Articles of Incorporation, as amended, to effect an increase in our authorized shares of common stock from 400,000 to 20,000,000 (the “Authorized Share Increase”).

The Name Change and Authorized Share Increase had previously been approved by our Board of Directors on January 6, 2017.

A copy of the Amendment to our Articles of Incorporation, as amended, to be filed with the Secretary of State of Nevada is attached hereto as Appendix “A”.

This Information Statement is first being mailed or furnished to our stockholders on or about ________ ___, 2017. The Name Change and Authorized Share Increase will not occur until at least 20 days after such date.

Our Board of Directors has determined that our stockholders ARE NOT REQUIRED to return their certificates to have them re-issued by our Transfer Agent.

This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Name Change and Authorized Share Increase, as well as summary information regarding the transactions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission (the “SEC”).

Stockholders will not be entitled to any rights of appraisal under Nevada law or otherwise with respect to the approval and implementation of the Authorized Share Increase and Name Change proposals.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

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REQUIRED VOTE; OUTSTANDING SHARES AND VOTING RIGHTS

Outstanding Securities

As of the Record Date, we had issued and outstanding 246,616 shares of Common Stock, held by more than 800 stockholders of record, constituting TetriDyn Solutions’ only outstanding class of securities entitled to vote on the authorized share proposal. As previously reported in the Current Report on Form 8-K filed by the Company with the SEC on December 12, 2016 (the “Form 8-K”), as subsequently amended by that certain Current Report on Form 8-K/A filed by the Company with the SEC on December 20, 2016 (the “Form 8-K/A” and together with the Form 8-K, the “December Form 8-K”), the Board of Directors of the Company approved a reverse stock split of the issued and outstanding shares of common stock of the Company on a 1-for-250 basis (the “Stock Split”) which such Stock Split was effective with the Secretary of State of Nevada at 12:01 am on December 31, 2016 and a corresponding decrease in the outstanding shares of Common Stock of the Company from 60,414,140 shares of Common Stock to approximately 241,616 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares). As also reported in the December Form 8-K, 5,000 shares of Common Stock were issued to JPF Venture Group, Inc., a Delaware corporation (“Seller” or “JPF”), as the purchase price for the Assets (as defined below) pursuant to the terms of an Asset Purchase Agreement, dated December 8, 2016 (the “Purchase Agreement”), by and between the Company and the Seller, as further discussed below. Each share of Common Stock outstanding on the Record Date entitles the record holder to cast one vote with respect to each matter to be voted upon. The Company’s Articles of Incorporation, as amended (“Articles of Incorporation”), do not provide for cumulative voting.

Action by Written Consent; Vote Required

Under the Nevada Revised Statutes (“NRS”), unless otherwise provided in the articles of incorporation or the bylaws, any action that may be taken at a meeting of stockholders also can be taken without such meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares holding at least a majority of the voting power. Our Articles of Incorporation do not limit, prohibit, restrict or otherwise qualify the use of this procedure. Further, Section 2.17 of our Bylaws specifically permits actions to be taken by written consent in lieu of a meeting in the manner set forth in the NRS and Bylaws.

Further, unless the NRS or the articles of incorporation of a corporation requires a greater number of votes, matters submitted to stockholders generally require the approval of a majority of the outstanding shares at a meeting when a quorum is present. The NRS requires the approval of the holders of outstanding shares holding at least a majority of the voting power in order to amend a Nevada corporation’s articles of incorporation, unless the articles of incorporation require a greater vote to take such action. Our Articles of Incorporation do not require a greater vote to take such action. Accordingly, because the Name Change and Authorized Share Increase proposals require an amendment to our Articles of Incorporation, the approval of the Name Change and Authorized Share Increase proposals require the receipt of the written consent of the holders of at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (or 123,309 shares following the effectiveness of the Stock Split).

Notice of Action by Written Consent

Under the Company’s bylaws, the Company is required to provide prompt notice of the taking of corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No appraisal rights are afforded to stockholders of the Company under the laws as a result of the approval of the Name Change and Authorized Share Increase proposals.

CONSENTING STOCKHOLDERS CONSENT

Stockholders holding more than a majority of the outstanding shares of common stock of the Company (collectively, the “Consenting Stockholders”) executed and delivered to us a written consent effective as of the Record Date authorizing the Authorized Share Increase. As of the Record Date, the Consenting Stockholders had the power to vote an aggregate of 138,489 shares of our common stock, or 56.16% of the outstanding shares of our Common Stock. The Consenting Stockholders voted all of the foregoing shares to approve the Authorized Share Increase proposal.

Taking action by written consent of the Consenting Stockholders has eliminated the costs and management time that would have otherwise been necessary to hold a special meeting of stockholders and will permit the Company to effect the Authorized Share Increase as early as possible in order to accomplish the purposes of the Company as hereafter described.

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DESCRIPTION OF NAME CHANGE

General

Our Board of Directors and the Consenting Stockholders have approved the Name Change proposal and have authorized the Company to file an Amendment to our Articles of Incorporation to effect the Name Change.

On January 6, 2017, the Board of Directors approved an Amendment to our Articles of Incorporation to change our corporate name to Eco Development Co. in order to better reflect the Company business subsequent to its acquisition of all assets of Seller used primarily in connection with the business of Seller consisting of the development of sustainable living communities by creating ecologically sustainable “EcoVillages” powered by 100% fossil-fuel free electricity, buildings cooled by energy efficient and chemical free systems, and on-site water produced for drinking, aquaculture and agriculture (the “Assets”), pursuant to the terms of the Purchase Agreement, as previously reported in the December Form 8-K.

Background; Reasons for the Corporate Name Change

The principal purpose for changing our corporate name is to convey more clearly a sense of our new business direction, which is to develop sustainable living communities by creating ecologically sustainable “EcoVillages” powered by 100% fossil-fuel free electricity, buildings cooled by energy efficient and chemical free systems, and on-site water produced for drinking, aquaculture and agriculture.

Vote Required

We have obtained approval to effect the Name Change through the written consent of the Consenting Stockholders. Therefore, a special meeting of our shareholders to approve the Name Change will not take place for this purpose.

Effect on Shareholders

The change of name will not effect in any way the validity or transferability of stock certificates outstanding at the time of the Name Change, our capital structure or the quotation of our Common Stock on the OTC Link ATS or the trading of our Common Stock on the Pink Open Market - Current. Following implementation of the Name Change, shareholders may continue to hold their existing certificates or receive new certificates reflecting the Name Change by delivering their existing certificates to the Company’s transfer agent. Shareholders should not destroy any stock certificates and should not deliver any stock certificates to the transfer agent until after the effectiveness of the Name Change.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the NRS with respect to the proposed Amendment to our Articles of Incorporation to effect the Name Change, and the Company has not independently provided its stockholders with any such right.

DESCRIPTION OF THE AUTHORIZED SHARE INCREASE OF COMMON STOCK

General

Our Board of Directors and the Consenting Stockholders have approved the Authorized Share Increase proposal and have authorized the Company to file an Amendment to our Articles of Incorporation to effect the Authorized Share Increase.

Background; Reasons for the Authorized Share Increase

As of the Record Date, the Company had 400,000 shares of Common Stock and 5,000,000 shares of preferred stock authorized, of which 246,616 shares of Common Stock were outstanding and no shares of preferred stock were outstanding. However, as previously reported by the Company on the December Form 8-K, the Board of Directors of the Company approved a the Stock Split which such Stock Split was effective with the Nevada Secretary of State 12:01 am on December 31, 2016 and resulted in a corresponding decrease in the authorized shares of Common Stock of the Company from 100,000,000 to 400,000 shares of Common Stock. The Authorized Share Increase would not change the number of authorized shares of preferred stock.

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The Authorized Share Increase is intended to facilitate the Company’s efforts to raise capital by making more shares of Common Stock available to the Company for future issuances in connection with the sale of shares to raise additional capital for the Company’s operating needs.

The Company’s Common Stock is quoted on the OTC Link ATS under the symbol “TDYS” and the last reported closing price of the Common Stock on January 27, 2017 was $0.02 per share.

The par value of the Common Stock will remain unchanged at $0.001 per share and the Authorized Share Increase will not change the number of outstanding shares of Common Stock under the Articles of Incorporation. Accordingly, the Authorized Share Increase will have the effect of creating additional authorized and unreserved shares of our Common Stock. Although at present we have no current plans, arrangements or understandings providing for the issuance of the additional shares that would be made available for issuance upon effectiveness of the Authorized Share Increase, such additional shares may be used by us for various purposes in the future without further stockholder approval. The additional shares will be issued by the Company to JPF, as necessary, in the event JPF elects to convert one or more of the Notes (as defined below). Other purposes may include, among other things:

•	the sale of shares to raise additional capital;
•	the issuance of equity incentives to our employees, officers or directors;
•	establishment of strategic relationships with other companies and suppliers; and
•	acquisition of other businesses or products.

The Board of Directors is not implementing the share increase in anticipation of any future transaction or series of transactions. Further, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

Vote Required

We have obtained approval to effect the Authorized Share Increase through the written consent of the Consenting Stockholders. Therefore, a special meeting of our shareholders to approve the Authorized Share Increase will not take place for this purpose.

Material Effects of the Authorized Share Increase

The principal effect of the Authorized Share Increase will be to increase the number of authorized shares. As a result, stockholders should recognize that once the Authorized Share Increase is effected, they will own the same number of shares that they currently own. However, the Authorized Share Increase will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company. Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Authorized Share Increase. For example, a holder of 2% of the outstanding shares of Common Stock immediately prior to the Authorized Share Increase would continue to hold 2% of the outstanding shares of Common Stock immediately after the Authorized Share Increase. The number of stockholders of record also will not be affected by the Authorized Share Increase.

The Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The Authorized Share Increase will not affect the registration of the Common Stock under the Securities Exchange Act and the Common Stock will continue to be reported on the OTC Link ATS.

Effect on Fractional Stockholders

Stockholders will not receive fractional shares in connection with the Authorized Share Increase and the Company will not be paying any cash to any stockholders for any fractional shares from the Authorized Share Increase.

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Effect on Registered and Beneficial Stockholders

Following the Authorized Share Increase, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Certain Risk Factors Associated with the Authorized Share Increase

In evaluating the Authorized Share Increase proposal, the Board of Directors also took into consideration negative factors associated with authorized share increases. These factors included the negative perception of authorized share increases by some investors, analysts and other stock market participants, as well as various other risks and uncertainties that surround the implementation of an authorized share increase, including but not limited to the following:

•	There can be no assurance that the market price per share of the Common Stock after the Authorized Share Increase will remain unchanged. In the long term the price per share depends on many factors, including our performance, prospects and other factors, some of which are unrelated to the number of shares outstanding. If the Authorized Share Increase is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Authorized Share Increase. The history of similar authorized share increases for companies in similar circumstances is varied.

The Board of Directors, however, has determined that these negative factors were outweighed by the potential benefits of the Authorized Share Increase and voted to approve the Authorized Share Increase proposal.

Authorized Shares; Potential Dilutive Effect

As of the Record Date, the Company had 400,000 shares of Common Stock, par value $.001, and 5,000,000 shares of preferred stock, par value $.001, authorized. As discussed above and as previously reported by the Company on the December Form 8-K, the Board of Directors of the Company approved a the Stock Split which such Stock Split was effective with the Nevada Secretary of State at 12:01 am on December 31, 2016 and approved a corresponding decrease in the authorized shares of Common Stock of the Company from 100,000,000 to 400,000 shares of Common Stock. The Authorized Share Increase would not change the number of authorized shares of preferred stock. Following the Authorized Share Increase, authorized but unissued shares of Common and preferred stock will be available for issuance, and the Company may issue such shares in the future.

The issuance of a substantial number of additional shares of Common Stock from the newly-authorized shares provided for in the Authorized Share Increase may result in dilution of our existing stockholders’ ownership interest in the Company. Stockholders of the Company do not have preemptive rights with respect to our Common Stock. Thus, existing stockholders would not have any preferential rights to purchase any shares.

Accounting Matters; Tax Consequences

The par value per share of Common Stock would remain unchanged at $0.001 per share after the Authorized Share Increase. As a result, on the Effective Date of the Authorized Share Increase, the stated capital on the Company’s balance sheet attributable to the Common Stock will remain the same. Our net income or loss and our net book value on a per share basis will remain the same. The Company does not anticipate that any accounting consequences would arise as a result of the Authorized Share Increase.

There are no tax consequences from the Authorized Share Increase.

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Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares of Common Stock available for issuance following the Effective Date could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Authorized Share Increase proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company. Other than the Authorized Share Increase, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over of change the control of the Company.

No Appraisal Rights; Tax Consequences

Our stockholders are not entitled to appraisal rights under the NRS with respect to the proposed Amendment to our Articles of Incorporation to effect the Authorized Share Increase, and the Company has not independently provided its stockholders with any such right.

Interests of Certain Persons in Matter to be Acted Upon

Except in their capacity as stockholders (which interest does not differ from that of the other common stockholders) and JPF’s conversion rights under the Notes, none of our officers, directors or any of their respective associates or affiliates has any interest in the Name Change or Authorized Share Increase.

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE CHANGES THAT WILL OCCUR IF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION IS COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT.

SUMMARY

On January 6, 2017, our Board of Directors voted to approve and recommend the Name Change and Authorized Share Increase described above and, on January 10, 2017, the Consenting Stockholders holding approximately 56.16% of the then-outstanding shares of our Common Stock, and acting by written consent in lieu of a special meeting, approved and adopted the Name Change and Authorized Share Increase. This action by written consent eliminated the need for a special stockholder meeting to approve these matters. This also reduces the costs and management time involved in holding a special meeting and allows us to effect the filing of the Amendment to our Articles of Incorporation as quickly as possible.

The Amendment to our Articles of Incorporation relating to the Name Change and Authorized Share Increase will be filed on or about ___________ __, 2017, with the Secretary of State of the State of Nevada, which is not less than 20 days from the date of mailing of the definitive Information Statement.

Notwithstanding the foregoing, we must first notify FINRA of the intended Name Change by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act. We previously requested a new ticker symbol in connection with the acquisition of the Assets and the change in business direction and therefore will not request a new ticker symbol in connection with the Name Change. The change in the ticker symbol is expected to be effective in early February 2017.

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OTHER MATTERS

No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock as of January 30, 2017 by: (i) each of our directors, (ii) each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act), (iii) all of our directors and named executive officers as a group, and (iv) each person known to us to beneficially own more than 5% of our outstanding Common Stock.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse. The Company does not know of any arrangements the operation of which may at a subsequent date result in a change of control of the Company.

Name and Address of Person or Group(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

JPF Venture Group, Inc.(2)	5,955,820	98.0%
Antoinette Hempstead(3)	53,116	21.5%
Sawtooth Meadows, LP(4)	48,909	19.8%
Jeremy P. Feakins(5)	5,963,820	98.1%
Peter H. Wolfson	4,000	1.6%
Executive Officers and Directors as a Group (2 persons):	221,726	66.4%

_________________

(1)	800 South Queen Street, Lancaster, PA 17603, is the address for all stockholders in the table. Applicable percentages are based on 246,616 shares of our common stock outstanding on January 30, 2017, and are calculated as required by rules promulgated by the SEC. As previously reported in December Form 8-K, the Board of Directors of the Company approved a reverse stock split of the issued and outstanding shares of common stock of the Company on a 1-for-250 basis (the “Stock Split”) which such Stock Split was effective with the Nevada Secretary of State at 12:01 am on December 31, 2016 and a corresponding decrease in the outstanding shares of Common Stock of the Company from 60,404,140 to approximately 241,616 shares of Common Stock (subject to adjustment due to the effect of rounding fractional shares into whole shares).
(2)	JPF Venture Group, Inc.’s beneficial ownership is reported based on its ownership of (a) 122,489 shares owned of record, and (b) shares of common stock issuable on the conversion of a (i) $50,000 promissory note dated February 2016, convertible at $0.03 per share into 1,666,666 shares of common stock (the “February 2016 Note”); (ii) $50,000 promissory note dated May 2016, convertible at $0.03 per share into 1,666,666 shares of common stock (the “May 2016 Note”); (iii) $50,000 promissory note dated October 2016, convertible at $0.03 per share into 1,666,666 shares of common stock (the “October 2016 Note”); and (iv) $25,000 promissory note dated December 2016, convertible at $0.03 per share into 833,333 shares of common stock (the “December 2016 Note” and together with the February 2016 Note, May 2016 Note and October 2016 Note, the “Notes”). All calculations in this footnote are based on conversion of the principal only, without accrued interest, as of December 31, 2016, of $2,595, $1,747, $618 and $42 on the above notes, respectively.
(3)	Consists of 48,909 shares owned of record by Sawtooth Meadows, LP. Antoinette Knapp Hempstead is owner of, and controls, Sawtooth Meadows, LP, and as such, is deemed to be the beneficial owner of shares owned of record by Sawtooth Meadows, LP.
(4)	Consists of 4,207 shares owned of record by Antoinette K. Hempstead and 48,909 shares owned of record by Sawtooth Meadows, LP as set forth in footnote 3 above. Antoinette Knapp Hempstead is owner of, and controls, Sawtooth Meadows, LP, and as such, is deemed to be the beneficial owner of shares owned of record by Sawtooth Meadows, LP.
(5)	Consists of 8,000 shares owned of record by Jeremy Feakins and shares beneficially owned by JPF Venture Group, Inc. as set forth in footnote 2 above. JPF Venture Group, Inc. is an investment entity that is majority-owned by Jeremy P. Feakins. Jeremy Feakins also controls JPF Venture Group, Inc., and as such, is deemed to be the beneficial owner of shares owned of record by it.

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PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office: TETRIDYN SOLUTIONS, INC. Attn: Chief Executive Officer 800 South Queen Street Lancaster, Pennsylvania, 17603 (717) 715-0238

AVAILABILITY OF ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial condition and other matters. Such reports and other information can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The SEC maintains a website on the Internet (http://www.sec.gov) that contains the Exchange Act Filings filed electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/S/ Jeremy P. Feakins
Jeremy P. Feakins
Chairman of the Board, Chief Executive Officer and Chief Financial Officer

Lancaster, Pennsylvania

February __, 2017

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APPENDIX A

AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

TETRIDYN SOLUTIONS, INC.

11

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

TetriDyn Solutions, Inc.

2. The articles have been amended as follows:

Article I is amended to read in its entirety as follows: “The name of the Corporation is Eco Development Co.”

Article IV is amended to read in its entirety as set forth in Exhibit A attached hereto.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:          56.16%

4. Effective date and time of filing:      Date:                          Time:

5. Signature:

X

Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

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Exhibit A

Article IV

Authorized Shares

The Corporation is authorized to issue Twenty-Five Million (25,000,000) shares, of which Twenty Million (20,000,000) shares shall be common stock, par value $0.001 per share (“Common Stock”), and Five Million (5,000,000) shares shall be preferred stock, par value $0.001 per share (“Preferred Stock”). Shares of any class of stock may be issued, without stockholder action, from time to time, in one or more series, as may be determined by the Board of Directors of the Corporation. The Corporation’s Board of Directors is hereby expressly granted authority, without stockholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a)                designate, in whole or in part, the voting powers, designation, preferences, limitations, restrictions, and relative rights of each class of shares before the issuance of any shares of that class;

(b)                create one or more series within a class of shares, fix the number of shares of each such series, and designate in whole or part the voting powers, designation, preferences, limitations, restrictions, and relative rights of the series, all before the issuance of any shares of that series; or

(c)                alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly-unissued class of shares or any wholly-unissued series of any class of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution shall be as designated by the Board of Directors of the Corporation. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation’s bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the Board of Directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

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